EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated June 28, 2010, with respect to the financial statements and supplemental schedules included in the Annual Report of Argon ST, Inc. 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Argon ST, Inc. on Form S-8 (File No. 333-119862, 333-132174 and No. 333-149477), effective October 20, 2004, March 2, 2006 and February 29, 2008.
/s/ Grant Thornton LLP
McLean, Virginia
June 28, 2010

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